UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 20, 2026
Dream Finders Homes, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-39916	85-2983036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14701 Philips Highway, Suite 300 Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (904) 644-7670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	DFH	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
Merger
On October 20, 2026 (the “Effective Time”), Dream Finders Homes, Inc., a Texas corporation (the “Company”), completed its previously announced acquisition of Beazer Homes USA, Inc., a Delaware corporation (“Beazer”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 6, 2026, by and among the Company, Bulldogs Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Beazer. Pursuant to the Merger Agreement, at the Effective Time, Merger Sub was merged with and into Beazer (the “Merger”), with Beazer surviving the Merger as a wholly owned subsidiary of the Company.
At the Effective Time:
•each issued and outstanding share of Beazer’s common stock, par value $0.001 per share (other than shares cancelled or converted pursuant to Section 2.1(b) of the Merger Agreement, immediately prior to the Effective Time), was converted into the right to receive $33.50 in cash, without interest (the “Merger Consideration”) and subject to any required withholding taxes;
•each option to purchase shares granted under Beazer’s equity plans (each, a “Beazer Option”) that was outstanding and unexercised, whether vested or unvested, as of immediately prior to the Effective Time was fully vested, cancelled and converted into the right to receive an amount in cash (without interest), if any, equal to the product of (A) the total number of shares subject to such Beazer Option, multiplied by (B) the excess, if any, of the Merger Consideration over the exercise price per share under such Beazer Option, less applicable taxes required to be withheld with respect to such payment; provided, however, that any Beazer Option which had a per share exercise price that was greater than or equal to the Merger Consideration was cancelled at the Effective Time for no consideration or payment;
•each restricted stock award granted under Beazer’s equity plans (each, a “Beazer RSA”), whether vested or unvested, that was outstanding as of immediately prior to the Effective Time was cancelled and converted into the right to receive an amount in cash (without interest) equal to the product of (A) the aggregate number of shares subject to such Beazer RSA, multiplied by (B) the Merger Consideration, less applicable taxes required to be withheld with respect to such payment;
•each performance-based restricted stock award granted under Beazer’s equity plans (each, a “Beazer Performance-Based RSA”), whether vested or unvested, that was outstanding as of immediately prior to the Effective Time was cancelled and converted into the right to receive an amount in cash (without interest) equal to the product of (A) the total number of shares subject to such Beazer Performance-Based RSA (with the performance conditions for any uncompleted periods deemed achieved at target level), multiplied by (B) the Merger Consideration, less applicable taxes required to be withheld with respect to such payment;
•each performance-based cash award granted under Beazer’s equity plans (each, a “Beazer Performance-Based Cash Award”) that was outstanding as of immediately prior to the Effective Time was cancelled and converted into the right to receive (without interest) an amount in cash (less applicable taxes required to be withheld) equal to the value of such Beazer Performance-Based Cash Award (with the performance conditions for any uncompleted periods deemed achieved at target level); and
•each share held by Beazer as treasury stock or held directly by the Company or Merger Sub immediately prior to the Effective Time was automatically cancelled and ceased to exist, and no consideration or payment was delivered in exchange therefor or in respect thereof.
The aggregate consideration paid in connection with the Merger was approximately $878.4 million.
The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on August 7, 2026, and is incorporated by reference into this Item 2.01.

Financing
The Company obtained financing from the sources described below, the aggregate proceeds of which, together with the Company’s available cash and other sources of funds, were used to consummate the Merger.
Preferred Equity Investment
As previously disclosed, the Company entered into Subscription Agreements (the “Subscription Agreements”) with certain institutional investors (collectively, the “Purchasers”), pursuant to which the Company sold an aggregate of 225,000 shares of newly-created Series B Convertible Preferred Stock at a first closing on September 14, 2026, for an aggregate purchase price of $225.0 million and filed a Certificate of Designations with respect to the Series B Convertible Preferred Stock.
In connection with the closing of the Merger, the Company sold an additional 450,000 shares of Series B Convertible Preferred Stock (the “Additional Shares”) at a second closing for an aggregate purchase price of $450.0 million (the “Second Closing”). The Company used the proceeds from the sale of the Additional Shares to fund a portion of the Merger Consideration paid to equity holders of Beazer in connection with the closing of the Merger.
The Subscription Agreements and Certificate of Designations were previously described in the Company’s Current Report on Form 8-K filed with the SEC on September 15, 2026 and such description is incorporated herein by reference; the summary of the Subscription Agreements and Certificate of Designations does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreements or forms of such agreements, as applicable, which are included as Exhibits 10.1 and 3.1, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on September 15, 2026 and are incorporated by reference into this Item 2.01.
Land Bank Facility
In connection with the closing of the Merger and as previously announced, on October 20, 2026, the Company received aggregate proceeds of $572.1 million from the funding of the previously announced land bank facility (the “Land Bank Facility”) committed by Millrose Properties and/or its affiliates (which includes Kennedy Lewis Investment Management, LLC and its affiliates) (“Millrose”). The Company used the proceeds from the Land Bank Facility to redeem in full Beazer’s $350 million aggregate principal amount of 7.250% Senior Notes due 2029 (the “Beazer 2029 Notes”) issued pursuant to that certain Indenture, dated as of September 24, 2019, and to repay Beazer’s unsecured credit facility and certain non-Merger Consideration related fees and expenses incurred in connection with the Merger and the related financing transactions.
Item 3.02 Unregistered Sales of Equity Securities.
As described in Item 2.01 above, pursuant to the Subscription Agreements, on October 20, 2026, the Company sold the Additional Shares to the Purchasers at the Second Closing for an aggregate purchase price of $450.0 million. The offer and sale of the shares of Series B Convertible Preferred Stock through the Subscription Agreements were made in reliance on an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) thereof. The information in Item 2.01 of this Current Report on Form 8-K under the heading “Preferred Equity Investment” is incorporated by reference into this Item 3.02.
Item 7.01 Regulation FD Disclosure.
On October 20, 2026, the Company issued a press release announcing the successful completion of the Merger. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01.
The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed to be incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.
On September 22, 2026, the Company entered into the Ninth Amendment (the “Amendment”) to its Amended and Restated Credit Agreement, dated as of June 2, 2022, among the Company, Bank of America, N.A., as administrative agent and the lenders party thereto. The Amendment, among other things, set the letter of credit sublimit at $100,000,000 and modified the covenants governing asset dispositions and burdensome agreements.
The foregoing description of the Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
The audited consolidated financial statements and accompanying notes of Beazer as of September 30, 2025 and 2024 and for the fiscal years ended September 30, 2025, 2024 and 2023 are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference. The consent of Beazer’s independent registered public accounting firm is filed as Exhibit 23.1 hereto.
The unaudited financial statements and accompanying notes of Beazer as of June 30, 2026 and September 30, 2025 and for the three and nine months ended June 30, 2026 and 2025 are filed as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.
(b)Pro Forma Financial Information.
The unaudited pro forma condensed consolidated financial information of the Company after giving effect to the Merger is filed as Exhibit 99.4 to this Current Report on Form 8-K and incorporated herein by reference.
(d) Exhibits.

Number	Description
2.1	Agreement and Plan of Merger, dated as of August 6, 2026, among Dream Finders Homes, Inc., Bulldogs Merger Sub, Inc. and Beazer Homes USA, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed August 7, 2026).
3.1	Certificate of Designations of Series B Convertible Preferred Stock of Dream Finders Homes, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed September 15, 2026).
10.1	Ninth Amendment to Amended and Restated Credit Agreement, dated as of September 22, 2026, among Dream Finders Homes, Inc., Bank of America, N.A., as administrative agent and the lenders named therein as parties thereto.
10.2	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed September 15, 2026).
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Beazer Homes USA, Inc.
99.1	Press Release of Dream Finders Homes, Inc., dated as of October 20, 2026.
99.2	Audited Financial Statements of Beazer Homes USA, Inc. as of September 30, 2025 and 2024 and for the years ended September 30, 2025, 2024 and 2023.
99.3	Unaudited Financial Statements of Beazer Homes USA, Inc. as of June 30, 2026 and September 30, 2025 and for the three and nine months then ended June 30, 2026 and 2025.
99.4	Unaudited Pro Forma Condensed Consolidated Financial Information of Dream Finders Homes, Inc.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

Cautionary Statement Regarding Forward-Looking Information
The information presented herein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. These risks, uncertainties and assumptions are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and other filings with the SEC. In addition to factors previously disclosed in the Company’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements and historical performance: the outcome of any legal proceedings relating to the acquisition that may be instituted against the Company or Beazer; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the acquisition; the Company’s ability to complete the integration of Beazer successfully or fully realize cost savings and other benefits and other consequences associated with mergers, acquisitions and divestitures; and the potential impact of the acquisition on relationships, including with employees, customers and competitors. The Company undertakes no obligation to update or revise any forward-looking statement except as may be required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREAM FINDERS HOMES, INC.

Date: October 20, 2026	By:	/s/ Robert E. Riva
Robert E. Riva
Vice President, General Counsel and Corporate Secretary